UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 21, 2014

Simon Property Group, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN 46204

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code    (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Simon Property Group, L.P. (the “Partnership”), issued 8,928,962 Series B Junior Participating Redeemable Preferred Units of the Partnership (the “Preferred Units”), to certain existing limited partners in the Partnership (the “LP Holders”) in exchange for 8,928,962 common units (“Common Units”) in the Partnership owned by the LP Holders. The Preferred Units were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. In connection with the issuance of the Preferred Units, on May 15, 2014, the Partnership entered into exchange agreements (the “Exchange Agreements”) with each of the LP Holders.  The Preferred Units are convertible into Common Units upon completion of the spin-off of Washington Prime Group Inc. from Simon Property Group, Inc. (the “Distribution”) based on a conversion ratio pursuant to which each holder of Common Units will receive Common Units for each Preferred Unit held by each LP Holder and additional Common Units with approximately the same value that such LP Holder would have received had such LP Holder received units of Washington Prime Group, L.P. in connection with the Distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 21, 2014

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc., the sole General Partner

By:	/s/ James M. Barkley
James M. Barkley
General Counsel and Secretary